Exhibit 23.02



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
United States Filter Corporation:

      We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the Prospectus.

                                          /s/  KPMG Peat Marwick LLP
                                               KPMG Peat Marwick LLP

Orange County, California
September 8, 1997